EXHIBIT 10.28
                                                                   -------------

                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

1.       Introduction.
         -------------

         This data processing technical services agreement dated as of October 25, 2002, by and between The Bank of New York, on behalf of itself and its affiliates (hereinafter "BNY") and Bridgeline Software, Inc. (hereinafter the "Company") shall govern the performance of certain consulting services by Company which may be requested by BNY from time to time.

2.       Scope of Services: Work Statements.
         -----------------------------------

         A. Subject to the terms and conditions set forth in this Agreement, Company shall furnish professional computer consulting and programming services (hereinafter the "Work") pursuant to specific work statements (hereinafter the "Work Statements") executed by each of the parties to this Agreement. If a Work Statement involves Work on behalf of an affiliate of BNY, however such affiliate rather than BNY will execute the Work Statement and all rights and obligations pursuant to this Agreement and such Work Statement shall inure to the benefit of such affiliate, rather than BNY. Hereinafter, references to BNY include any affiliate to the extent such affiliate executes a Work Statement.

         B.  Each Work Statement shall contain the following:

             (i)    The incorporation by reference of this Agreement.

             (ii) A detailed description of the services to be performed by Company.

             (iii) A listing and description of deliverables and documentation, if any, to be produced.

             (iv)   Commencement date of the Work and completion date.

             (v)    A fee schedule.

             (vi)   Appropriate project milestones and dates, if required.

             (vii) Signatures of the authorized representatives of BNY and the Company.

             (viii) Any other information pertinent to the Work covered by the
                    Work Statement.

A form of Work Statement is attached to this Agreement as Exhibit A.
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

3.       Organization.
         -------------

         A. BNY and Company shall each appoint a qualified staff member to act as project manager (hereinafter the "Project Managers") for the Work undertaken pursuant to each Work Statement. Each such Project Manager shall (i) act as the principal contact between the parties, and (ii) ensure that Company personnel coordinate with BNY personnel. BNY's Project Manager shall be responsible for the overall technical direction and approval of the Work. Company shall be responsible for supervision of the Work by its employees or agents in accordance with the directions of BNY's Project Manager and, when specified within a Work Statement, shall provide supervisory personnel on BNY's premises acceptable to BNY to carry out this responsibility.

         B. Company agrees to submit written reports on the progress of the Work performed under each Work Statement as may be requested from time to time by BNY's Project Manager.

         C. Company shall be deemed an independent contractor for all purposes under this Agreement and its personnel shall not be considered BNY's employees or agents for federal tax purposes or any other purpose whatsoever, and Company assumes full responsibility for their acts. Company shall be solely responsible for compensation of its employees assigned to perform Work hereunder, and such employees shall not be entitled to any BNY employee benefits. Company shall be solely responsible for payment of worker's compensation, disability and other similar benefits, unemployment insurance and for all income, social security and other taxes required to be withheld, collected or paid by an employer.

         D. Company will take all reasonable measures to ensure the continuity of personnel in order to achieve the highest standard of quality and timely completion of the Work. In the case of accident, illness, resignation, reassignment or other such occurrences, Company will replace the individual affected with a similarly qualified individual, acceptable to BNY. In addition, Company will replace any personnel within 10 days of receipt of a reasonable request by BNY. In the event of replacement of personnel due to any such cause, Company shall provide 10 days non-billable time for Company's original consultant to allow BNY sufficient time to orient the replacement. If personnel are replaced at BNY's request, the schedule provided within the Work Statement shall also be modified.

4.       Payment and Records.
         --------------------

         A. BNY shall pay Company for services performed pursuant to this Agreement and any Work Statement issued hereunder, in accordance with the fee schedule included in the relevant Work Statement. Unless specifically defined within a Work Statement, payment of invoices, which are in good order, shall be made within 30 days after receipt of each invoice by BNY. A "Professional Day" shall mean the period during a working day that BNY expects that professional performing services for the BNY should devote to his duties and responsibilities in connection with a Work Statement. Such period (i) shall consist of substantially all of the
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

professional's business time during such working day (defined as a minimum of 8 hours, excluding lunch hour), (ii) shall include substantially all of BNY's regular business hours (9:00AM to 5:00PM), unless BNY shall have otherwise agreed, and (iii) shall include such additional time as the professional's duties and responsibilities in connection with a Work Statement may reasonably require. It is BNY's policy not to pay overtime at any time including weekends and holidays. If less than eight hours is worked, the daily rate will be divided by eight and that figure will be used to compute payment for actual hours worked and will be rounded up to the next fifteen minutes.

         B. Unless specifically defined within a Work Statement, cost of materials and incidental expenses shall be reimbursed by BNY at Company's actual cost. Company shall separately itemize such costs and expenses on each invoice submitted. BNY shall also reimburse Company for reasonable and necessary travel and living expenses (exclusive of normal commutation) incurred by personnel of Company in connection with services rendered, provided that BNY has given prior approval for such travel and living expenses in writing. BNY will not reimburse for travel within the New York City metropolitan area.

         C. All computer time, keypunching and clerical services required to be performed on BNY's premises in connection with the Work will be supplied by BNY. BNY agrees to provide work space and office facilities for personnel of Company assigned to perform the Work as BNY in its sole discretion believes to be reasonable and appropriate.

         D. Company shall maintain complete and accurate accounting records, in accordance with generally accepted accounting practices, and shall retain such records for each Work Statement for a period of one year from the date of final payment thereunder.

5.       Data and Proprietary Rights.
         ----------------------------

         A. Company and BNY shall hold the other party's confidential information at all times in trust and confidence from and after the date of its acquisition and, except as may be authorized by the disclosing party in writing, each party shall not disclose to any person or entity any such confidential information to a third party. Upon termination or expiration of this Agreement, each party shall deliver to the disclosing party all materials including, but not limited to, drawings, blueprints, descriptions, tapes, test data, work papers and documents, which may contain any such confidential information. As used herein, the term "confidential information" shall mean any and all information obtained by a party from, or disclosed to a party by the disclosing party which relates in any way to the disclosing party's past, present and future research, development and business activities. In addition, Company shall keep as confidential the results from services performed by Company under this Agreement, except such information as is previously known to Company, or is publicly disclosed either prior or subsequent to Company's receipt of such information by acts other than those of Company.
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

         B. All content (including without limitation, trademarks, artwork, logos, graphics, video, text, data, and other materials) provided by BNY to Company in connection with this Agreement shall remain the sole and exclusive property of BNY.

         C. Except as set forth in Section 5.D of this Agreement, Company hereby assigns to BNY all right, title, and interest in and to any Deliverable(s) developed under this Agreement, provided, however, that such assignment shall be subject to BNY completing its payment obligations under this Agreement.

         D. "Company Material" - Software or documentation developed by Company prior to this Agreement or developed outside of this Agreement and used and/or modified by Company to fulfill its obligations under this Agreement will remain the sole and exclusive property of Company. In addition, Company shall retain the sole ownership and rights in its proprietary design techniques (including without limitation the intermediate design files), its methodologies and its developmental processes (including without limitation the ownership of intermediate work product).

         E. To the extent that any Deliverable(s) embodies or reflects rights that Company owns pursuant to Section 5.D, Company hereby grants to BNY an irrevocable, perpetual, non-exclusive, worldwide, fully paid up, royalty-free license for the use, copy, display, reproduction, and performance of such Company Material for BNY's internal business use only. BNY agrees not to resell any Deliverable or portion of a Deliverable that includes such licensed material.

         F. BNY shall be responsible for obtaining any necessary licenses for third party software.

         G. Company agrees to give BNY, and any person designated by BNY, all assistance reasonably required to perfect the rights contemplated in this Section.

6.       Infringement.
         -------------

         A. Company warrants that all work prepared for BNY hereunder as well as any and all data processes and information used in preparation thereof, is original to Company, or is property which Company has the right to use, and that no portion of it is either derived from nor infringes upon any patent, copyright, trade secret or other property right of any other person or is subject to any interest, proprietary or otherwise, or any claim of any third party. Company hereby agrees to indemnify and save BNY harmless from any loss, claim, damage, cost or expense of any kind, including reasonable attorney's fees, to which BNY may be subjected by virtue of a breach or claimed breach or any of the warranties contained in this Section 6.A and further agrees to defend BNY against any and all such claims.

         B. BNY agrees to indemnify and hold Company harmless from and against any and all claims, actions, demands, losses, and causes of action arising from patent, trademark, copyright, or similar intellectual property infringement related to BNY provided material.
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

7.       Indemnity for Injury to Persons and Property.
         ---------------------------------------------

         A. Company shall indemnify BNY against, and save BNY, its directors, officers and employees, harmless from, any and all loss, damage, claims, liabilities, costs, payments and expenses (including but not limited to expenses of counsel selected by BNY) asserted against BNY or incurred by BNY, (including payments of workers' compensation and disability benefits to any BNY employee) arising out of or in connection with any claim for injuries to persons, which may arise by reason of Company's failure to comply with any of the provisions of this Agreement and/or negligent action, omission or willful misconduct on the part of Company, its officers, agents, employees or subcontractors.

         B. Company shall indemnify BNY against, and save BNY, its directors, officers and employees, harmless from, any and all loss, damage, claims, liabilities, costs, payments and expenses (including but not limited to expenses of counsel selected by BNY) asserted against BNY or incurred by BNY, (including payments of workers' compensation and disability benefits to any BNY employee) arising out of or in connection with any claim for damages to property which may arise by reason of Company's failure to comply with any of the provisions of this Agreement and/or negligent action, omission or willful misconduct on the part of Company, its officers, agents, employees or subcontractors. COMPANY'S INDEMNIFICATION UNDER THIS SECTION 7.B SHALL BE LIMITED TO $500,000.

         C. BNY shall indemnify Company against, and save Company, its directors, officers and employees, harmless from, any and all loss, damage, claims, liabilities, costs, payments and expenses (including but not limited to expenses of counsel selected by Company) asserted against Company or incurred by Company, (including payments of workers' compensation and disability benefits to any Company employee) arising out of or in connection with any claim for injuries to persons, which may arise by reason of BNY's failure to comply with any of the provisions of this Agreement and/or any willful misconduct, errors, omission or actions on the part of BNY, its officers, agents, employees or subcontractors.

         D. BNY shall indemnify Company against, and save Company, its directors, officers and employees, harmless from, any and all loss, damage, claims, liabilities, costs, payments and expenses (including but not limited to expenses of counsel selected by Company) asserted against Company or incurred by Company. (including payments of workers' compensation and disability benefits to any Company employee) arising out of or in connection with any claim for damages to property which may arise by reason of BNY's failure to comply with any of the provisions of this Agreement and/or any willful misconduct, errors, omission or actions on the part of BNY, its officers, agents, employees or subcontractors. BNY'S INDEMNIFICATION UNDER THIS SECTION 7.D SHALL BE LIMITED TO $500,000.
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

8.       Insurance.
         ----------

         Company shall take out and maintain during the life of this Agreement a liability insurance policy insuring Company at all times during the life of this Agreement against loss by reason of its contractual liability hereunder in amounts not less than $1,000,000 for bodily injury liability per occurrence, and not less than $500,000 for property damage liability. Such policy of insurance shall include coverage for Errors and Omissions. A certificate of the issuance of such insurance shall be delivered to BNY upon the delivery of a Work Statement issued hereunder, and such certificate shall contain an agreement by the insurance company issuing the policy that the policy will not be cancelled, terminated or modified without 30 days prior notice to BNY.

9.       Term and Termination.
         ---------------------

         A. This Agreement shall commence as of the date first above written, and shall continue until terminated by either party upon 30 days written notice to the other, except that Company may not terminate a Work Statement without BNY's written consent. Upon termination, Company shall be entitled to payment for services rendered prior to the effective date of termination and for any other costs properly reimbursable under this Agreement.

         B. BNY may at any time terminate the performance of the Work under any Work Statement, in whole or in part, by providing written notice to Company specifying the extent to which the performance of the Work is terminated and the date such termination becomes effective provided, however, that in no event shall the termination date be earlier than 10 days from the notification of termination. In the event of any such termination, Company shall be entitled to payment for services rendered prior to the effective date of termination and for any other costs properly reimbursable under this Agreement.

         C. Notwithstanding anything herein to the contrary, this Agreement shall terminate immediately in the event that Company ceases doing business as a going concern or makes an assignment for the benefit of creditors or is unable to pay its debts as they become due or files a voluntary petition in bankruptcy or is adjudicated a bankrupt or files a petition seeking for itself any reorganization, arrangement, readjustment, liquidation or dissolution under any present or future statute or regulation or is the subject of an involuntary petition in bankruptcy or files an answer admitting the material allegations of a petition filed against it in any such proceeding or consents to or acquiesces in the appointment of a receiver or liquidator with respect to all or any substantial portion of its assets or properties.

10.      Work Statement Changes.
         -----------------------

         Any changes to a Work Statement issued hereunder must be in writing. No verbal modifications between persons involved in a project will be binding on either BNY or Company. Changes which represent a departure from the original scope of a project will be incorporated as
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

a modification to the original Work Statement or will become the basis of a new, replacement Work Statement.

11.      Taxes.
         ------

         The charges and fees set forth in any Work Statement shall not include federal, state, county or local sales, property, use and/or other applicable taxes, however designated, exclusive of any taxes based upon Company's income, and whether now or hereafter levied and based upon such charges or fees, this Agreement, the services rendered hereunder, their use, or any end product resulting therefrom. Any and all such taxes shall be the responsibility of and shall be paid by BNY.

12.      Survival of Rights and Obligations.
         -----------------------------------

         The rights and obligations of this Agreement shall inure to and be binding upon the parties hereto, their legal representatives, successors, heirs, and assignees. The rights, and obligations of the parties hereunder which by their nature are intended to continue beyond the expiration or termination of this Agreement, shall survive and continue after any such expiration or termination.

13.      Assignment.
         -----------

         Neither party may assign this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld. Any attempt to assign any right, duty or obligation which arises under this Agreement without such consent shall be void. Notwithstanding the foregoing, BNY may assign this Agreement to any company controlled by or under common control with it without first obtaining Company's prior written consent.

14.      Waiver.
         -------

         No term or provision hereof shall be deemed waived and no breach excused, unless such waiver and consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to waiver of, or excuse for any other different or subsequent breach.

15.      Notices.
         --------

         Except as otherwise specifically provided herein, all notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing, shall be effective upon receipt and shall be delivered by hand against receipt or mailed by certified or registered mail, return receipt requested, to the respective parties to this Agreement as follows:
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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT


                  If to Company:

                  Bridgeline Software, Inc.
                  130 New Boston Street
                  Woburn, MA 01801
                  Attn: Chief Financial Officer

                  If to BNY:

                  The Bank of New York
                  101 Barclay Street, 8E
                  New York, New York 10286
                  Attn: Vice President, Strategic Initiatives,
                        Corporate Trust Department

                  With a copy to:

                  Chief Legal Officer
                  The Bank of New York
                  1 Wall Street
                  New York, NY 10286

16.      Governing Law.
         --------------

         This Agreement shall be governed by and construed in accordance with the substantive laws, and not the choice of law rules, of the State of New York.

17.      Jurisdiction.
         -------------

         Company agrees that all actions and proceedings relating directly or indirectly to this Agreement, in the case of any such brought by Company against BNY, shall be litigated in, and only in, and in the case of any such brought by BNY against Company, may be litigated in, courts located in the State of New York, and Company agrees that such courts are convenient forums for it and irrevocably submits to the personal jurisdiction of such courts.

18.      Authority.
         ----------

         Each party represents that it has the full power and authority to enter into and perform this Agreement, and each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by it.

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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

19.      Section Headings.
         -----------------

         The headings of the several Sections are inserted for convenience or reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

20.      Non-Discrimination.
         -------------------

         Company will not discriminate against any employee or applicant because of race, creed, color, national origin, physical handicap, sex or age.

21.      Use of Name.
         ------------

         Company shall not use BNY's or any of its affiliates' names or marks in any advertising, promotional material, press releases, client lists or similar materials, without first obtaining BNY's written consent.

22.      Counterparts.
         -------------

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

23.      Entire Agreement.
         -----------------

         The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision. This Agreement and the documents incorporated by reference into this Agreement, contain the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement. The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties, by any usage of trade or custom, or by any prior performance between the parties pursuant to this Agreement or otherwise.

24.      Consequential Damages.
         ----------------------

         Neither party hereto shall be liable to the other party for any indirect, incidental, consequential, special, or exemplary damages arising from or related to this agreement (even if such party has been advised of the possibility of such damages) such as, but not limited to, loss of revenue or anticipated profits or lost business.

25.      Non-Solicitation.
         -----------------

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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

         During the term of this Agreement and for a period of one (1) year thereafter, BNY agrees not to solicit for hire or to offer employment to any employee or former employee of Company without prior written consent. The Company may use subcontractors in its performance of services under this Agreement, and Customer agrees to honor Company's exclusive relationship with any of its subcontractors and agrees not to use or solicit the services either directly or indirectly of any subcontractor introduced by the Company during the course of this project and for a period of one (1) year thereafter, without the express written consent of the Company.

26.      Force Majeaure.
         ---------------

         Neither party shall be liable for any failure to perform its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control. Without limiting the foregoing, such causes include Acts of God, or the public enemy, fires, floods, storm, earthquakes, riots, strikes, lockouts, wars or war operations, restraints of government or other cause or causes which could not with reasonable diligence be controlled or prevented by the party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.


THE BANK OF NEW YORK                                 BRIDGELINE SOFTWARE, INC.

Signature:                                           Signature:


/S/ BRIAN SWORDS                                     /S/ MICHAEL MATTEO
--------------------------                           --------------------------
By:  Brian Swords                                    By:   Michael Matteo

Title: VICE PRESIDENT                                Title:  SVP



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                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT


EXHIBIT A
---------



                        WORK STATEMENT NUMBER __________

                                     TO THE

                  DATA PROCESSING TECHNICAL SERVICES AGREEMENT

Date:_______________, 20___


BNY Project Manager:

Company Project Manager:



This is a Work Statement issued pursuant to the Data Processing Technical Services Agreement between ________________________ (the "Company") and The Bank of New York ("BNY") dated____________________ 20___ (the "Agreement"). This Work Statement shall be governed by the terms and conditions of the Agreement and in the event of any conflict between the terms of this Work Statement and the Agreement, the Agreement will prevail. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them pursuant to the Agreement.


1.   Scope of the Work to be Performed.

2.   Implementation of the Work.

3.   Compensation.

4.   Project Milestones.


BNY & CO., INC.                                      ___________________________
                                                             (COMPANY)

By ___________________________                       By ________________________

Title: _________________________                     Title: ____________________